Exhibit 5.2

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
450 GOLDEN GATE AVENUE, MS 7-4-01
SAN FRANCISCO, CA  94102
                                         Employer Identification Number:
Date:                                         95-2282626
                                         File Folder Number:
                                              950009224
TELEDYNE, INC.                           Person to Contact:
1901 AVENUE OF THE STARS, STE. 1800           LINDA L. HOH
LOS ANGELES, CA  90067-6046              Contact Telephone Number:
                                              (415) 522-6071
                                         Plan Name:
                                              TELEDYNE SAVINGS ADVANTAGE

                                         Plan Number:  098


Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued  qualification of the plan under its present form will depend on
its  effect  in  operation.   (See  section  1.401-1(b)(3)  of  the  Income  Tax
Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination letter is applicable for the plan adopted on June 22, 1991.

      This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

      This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

      This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

      The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                          Sincerely yours,

                                          /s/ Richard R. Orosco

                                          Richard R. Orosco
                                          District Director

Enclosures:
Publication 794
Addendum